UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2021

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Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

(781) 457-9000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Sheryl L. Conley to Board of Directors

On October 28, 2021, the Board of Directors voted to increase the size of the Board from seven authorized directors to eight authorized directors and elected Sheryl L. Conley as a member of the Board effective as of October 28, 2021.

Sheryl L. Conley will serve as one of our Class I directors, with a term expiring at the 2024 Annual Meeting of Stockholders, and as a member of the Board’s Audit Committee. Ms. Conley has served AcceLINX, Inc., a musculoskeletal health business accelerator, as President and Board Member since March 2017. Since 2019, Ms. Conley has also served as a Board Director for Neuronetics, Inc. (NASDAQ: STIM), a medical technology company focused on developing products that improve the quality of life for patients suffering from psychiatric disorders, and since May 2021, Ms. Conley has served as a Board Director of Surgalign Holdings, Inc. (NASDAQ: SRGA), a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, and is a member of its Compensation Committee. She served OrthoWorx, Inc., a community-based initiative that works strategically and collaboratively with the orthopedic industry, as President and CEO from September 2012 to May 2017. Ms. Conley spent 25 years with Zimmer, Inc. (now Zimmer Biomet Holdings, Inc., an NYSE-listed (NYSE: ZBH) medical device company) in a number of escalating management roles across a variety of product segments and geographies, during which she provided key leadership in the development and commercial release of more than 50 industry leading brands, including as Group President, Americas and Global Brand Management, and Chief Marketing Officer from December 2005 until May 2008. She received a Bachelor of Science in Biology and Chemistry and a Master of Business Administration from Ball State University. She is 61 years old. The Board believes it will benefit from Ms. Conley’s extensive orthopedic medical device industry knowledge and, in particular, her significant experience focusing on global brand management, marketing, sales, product development and operations.

 There are no arrangements or understandings between Ms. Conley and any other persons pursuant to which Ms. Conley was selected as a director and there are no transactions involving Ms. Conley required to be disclosed under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Ms. Conley will receive cash and equity compensation pursuant to the Company's non-employee director compensation program, as described in the Company's proxy statement filed with the Securities and Exchange Commission on April 30, 2021, as may be adjusted by the Board from time to time. Upon election to the Board, as provided under the referenced non-employee director compensation program, Ms. Conley was awarded 8,179 restricted stock units under our 2017 Omnibus Incentive Plan. Each restricted stock unit gives the grantee the right to receive one share of common stock and is valued at $42.79 per unit, the fair market value of a share of our common stock on October 28, 2021. The restricted stock units will vest in three (3) equal annual installments on the anniversary of the grant date.

Item 7.01. Regulation FD Disclosure.

On November 1, 2021, we issued a press release entitled “Anika Appoints Sheryl Conley to Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be incorporated by reference into any of our filings with the Securities and Exchange Commission, whether made before, on or after the date of this report, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: November 1, 2021	By:	/s/ CHERYL R. BLANCHARD
CHERYL R. BLANCHARD
President and Chief Executive Officer